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                                                                    Exhibit 23.5

                         (CHINESE GRAPHIC COMPANY LOGO)
                        Grandall Legal Group (Shanghai )

    31st Floor, Nanzheng Building, 580 Nanjing XiLu, Shanghai, China, 200041
                 /TEL.: (8621) 5234-1668 /FAX: (8621) 5234-1670
                      /E-mail: grandall@sh163a.sta.net.cn

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                                                                    May 11, 2007


LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xingyu City
Jiangxi Province 215128
People's Republic of China

Ladies and Gentlemen:

     We hereby consent to (i) the use of our name under the captions "Prospectus Summary -- Our Corporate Structure," "Risk Factors -- Risks Relating to Our Company and Our Industry," "Risk Factors -- Risks Relating to Business Operations in China," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "PRC Government Regulations" and "Enforceability of Civil Liabilities" in the registration statement on Form F-1, as may be amended from time to time, being filed by LDK Solar Co., Ltd. with the United States Securities and Exchange Commission in connection with the registration of its ordinary shares, par value $0.10 each, under the United States Securities Act of 1933, as amended, and (ii) the references to us under the caption "Experts" therein. We further consent to the filing of this letter as an exhibit to such Registration Statement, as may be amended from time to time.

     Our offices are located at 31st Floor, Nan Zheng Building, 580 West Nanjing Road, Shanghai 200041, People's Republic of China.

                                        Very truly yours,


                                        /seal/ Grandall Legal Group (Shanghai)